
<ARTICLE> 5
<LEGEND>
THIS RESTATED SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
PFIZER INC.AND SUBSIDIARY COMPANIES CONDENSED CONSOLIDATED BALANCE SHEET AND
CONDENSED STATEMENT OF INCOME FOR THE PERIOD ENDED MARCH 30, 1997 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS RESTATED AS
DESCRIBED IN FOOTNOTE 1 BELOW.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-30-1997
<CASH>                                           1,230
<SECURITIES>                                       643
<RECEIVABLES>                                    2,588
<ALLOWANCES>                                      (60)
<INVENTORY>                                      1,594
<CURRENT-ASSETS>                                 6,926
<PP&E>                                           6,023
<DEPRECIATION>                                 (2,175)
<TOTAL-ASSETS>                                  15,053
<CURRENT-LIABILITIES>                            5,780
<BONDS>                                            732
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            69<F1>
<OTHER-SE>                                      10,208<F1>
<TOTAL-LIABILITY-AND-EQUITY>                    15,053
<SALES>                                          3,002
<TOTAL-REVENUES>                                 3,001
<CGS>                                              545
<TOTAL-COSTS>                                      545
<OTHER-EXPENSES>                                   413
<LOSS-PROVISION>                                     5
<INTEREST-EXPENSE>                                  37
<INCOME-PRETAX>                                    862
<INCOME-TAX>                                       259
<INCOME-CONTINUING>                                602
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       602
<EPS-PRIMARY>                                      .48<F1>
<EPS-DILUTED>                                      .46<F1>

<F1>Restated to reflect the June 1997 two-for-one stock split in the form of a 100 percent stock dividend and to reflect in the per share data the adoption in 1997 of Statement of Financial Accounting Standards ("SFAS")
No. 128 "Earnings per common share." Prior period interim financial data schedules for periods other than the 3 month period ended March 30, 1997 have not been restated to reflect the two-for-one stock split and the adoption of SFAS No. 128.

